Item 77Q(1)(d)
Touchstone Strategic Trust
The following document is included in the Registrant's Post-Effective Amendment No. 108 to the Registration Statement as filed with the SEC via EDGAR on July 9, 2014 (Accession No 0001104659-14-050680) and is incorporated by reference herein:

Amended Rule 18f-3 Plan, with respect to the Touchstone Sands
Capital Emerging Markets Growth Fund, dated July 9, 2014.